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                                                                     EXHIBIT 3.3


                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "CLIENTLOGIC CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF MARCH, A.D. 2000, AT 4 O'CLOCK P.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                         /s/ EDWARD J. FREEL
                                        ----------------------------------------
                           [SEAL]        Edward J. Freel, Secretary of State

2948347 8100                             AUTHENTICATION:  0342440

001150468                                          DATE:  03-27-00

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                                                                         [STAMP]


                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             CLIENTLOGIC CORPORATION

                                 MARCH 27, 2000

         The undersigned, being the Secretary of ClientLogic Corporation, a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: The name of the Corporation is ClientLogic Corporation.

         SECOND: The Amended and Restated Certificate of Incorporation of the Corporation (the "Amended and Restated Certificate of Incorporation") was originally filed with the Secretary of State of the State of Delaware on March 1, 2000.

         THIRD: On March 27, 2000 the Board of Directors of the Corporation (the "Board of Directors") duly adopted a resolution setting forth the following amendments to the Amended and Restated Certificate of Incorporation:

               A new SECTION E is hereby added to ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation to read, in its entirety, as follows:


    "SECTION E. Reclassification of Issued and Outstanding Capital Stock.

               1. This Certificate of Amendment is intended to, and shall, effect a reclassification of the issued and outstanding shares of Class A Common Stock and Class B Common Stock in accordance with the provisions of this Section E. (for the purposes of this Section E., the "Reclassification"). Subject to paragraph 2 below, upon this Certificate of Amendment becoming effective in accordance with Section 103 of the DGCL (for the purposes of this Section E., the "Effective Time"), each share of Class A Common Stock, par value $0.01 per share, that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof or any other Person be reclassified, changed and converted into 0.642857 of a share of Class A Common Stock, par value $0.01 per share, and each share of Class B Common Stock, par value $0.01 per share, that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof or any other Person be reclassified, changed and converted into 0.642857 of a share of Class B Common Stock, par value $0.01 per share; provided, however, that nothing contained in this Section





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                  E. shall be construed to reduce the number of shares of stock which the Corporation shall have authority to issue pursuant to the first paragraph of ARTICLE FOURTH above.

                                   2. The shares of Class A Common Stock and
                  Class B Common Stock issuable to any individual stockholder following the Reclassification shall be aggregated; provided, that no fractional share of Class A Common Stock or Class B Common Stock shall be issued to any stockholder as a result of the Reclassification. If any holder of Class A Common Stock or Class B Common Stock would, but for the preceding sentence, be entitled to a fraction of a share of Class A Common Stock or Class B Common Stock, such stockholder shall be entitled to receive, in lieu of such fractional share, one whole share of Class A Common Stock or Class B Common Stock.

                                   3. After the Reclassification, each holder of
                  the shares of capital stock of the Corporation being reclassified, changed and converted as provided herein shall be entitled to receive, upon surrender at the office of the Corporation or the transfer agent for the Class A Common Stock or Class B Common Stock of such holder's certificate or certificates representing the shares being reclassified, duly endorsed in blank or accompanied by a duly executed proper instrument of transfer, as promptly as practicable after such surrender, one or more certificates evidencing the Class A Common Stock or Class B Common Stock issuable to such holder in respect of the Reclassification. After the Reclassification, pending the issuance and delivery of such certificates in accordance herewith, the certificate or certificates evidencing the shares of previously outstanding Class A Common Stock and Class B Common Stock being reclassified shall be deemed to evidence the shares of Class A Common Stock or Class B Common Stock, as applicable, issuable upon the effectiveness of the Reclassification."

                           FOURTH: The stockholders of the Corporation executed a written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware (the "DGCL") adopting such amendments.

                           FIFTH: Said amendments were duly adopted in accordance with Section 242 of the DGCL.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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                          IN WITNESS WHEREOF, the Corporation has caused this
           Certificate of Amendment to be signed pursuant to Section 103(a)(2) of the DGCL by the undersigned duly authorized officer of the Corporation as of the date first set forth above.


                                     CLIIENTLOGIC CORPORATION


                                     By: /s/ Gene S. Morphis
                                        --------------------
                                     Name:  Gene S. Morphis
                                          ------------------
                                     Title: Chief Financial Officer & Secretary
                                          -------------------------------------





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